UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017

LiqTech International, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-36210	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+4544986000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of matters to a vote of security holders.

On November 7, 2017, LiqTech International, Inc., a Nevada corporation (the “Company”), held its annual meeting of stockholders (the “Meeting”). A total of 31,813,952 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), were present or represented by proxy at the Meeting, representing approximately seventy-two percent (72%) of the outstanding Common Stock as of September 28, 2017, the record date for the Meeting.

At the Meeting, two (2) proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

Proposal No. 1: The election of Aldo Petersen, Alexander J. Buehler, Mark Vernon, Peyton Boswell and Sune Mathiesen for terms until the next succeeding annual meeting of stockholders or until such directors’ successor shall have been duly elected and qualified. The stockholders elected the five (5) directors by the following votes:

Name	For	Withheld	Broker Non-Vote
Aldo Petersen	7,836,183	12,354,475	11,623,294
Alexander J. Buehler	19,213,858	976,800	11,623,294
Mark Vernon	19,089,583	1,101,075	11,623,294
Peyton Boswell	19,214,358	976,300	11,623,294
Sune Mathiesen	19,184,083	1,006,575	11,623,294

Proposal No. 2: The stockholders ratified Gregory & Associates, LLC as the Company’s independent registered accounting firm by the following votes:

Votes For	31,149,292
Votes Against	20,907
Abstentions	643,753

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: November 9, 2017	/s/ Soren Degn
Soren Degn
Chief Financial Officer